EVERMORE FUNDS TRUST
SECOND AMENDMENT
TO THE CUSTODY AGREEMENT

THIS SECOND AMENDMENT effective as of January 1, 2016 to the Custody Agreement, (the "Agreement") dated as of December 2, 2009, as amended January 29, 2013, is entered into by and between EVERMORE FUNDS TRUST, a Massachusetts trust (the "Trust") and U.S. BANK, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Article XIII, Section 13.01 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.

NOW, THEREFORE, the parties agree as follows:

Exhibit D is hereby superseded and replaced in its entirety with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EVERMORE FUNDS TRUST	U.S. BANK, N.A.

By: /s/ Eric LeGoff	By: /s/Michael R. McVoy
Name: Eric LeGoff	Name: Michael R. McVoy
Title: CEO	Title: Senior Vice President

2016 - Final

Amended Exhibit D to the Custody Agreement – Evermore Funds Trust
Domestic Custody fees at January 1, 2016

Annual Fee Based Upon Market Value Per Fund*
1.00 basis point on average daily market value of all domestic long securities and cash held in the portfolio
Minimum annual fee per fund - $XX
Plus portfolio transaction fees

Portfolio Transaction Fees
▪	$ XX – Book entry DTC transaction, Federal Reserve transaction, principal paydown
▪	$XX – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
▪	$XX – Option/SWAPS/future contract written, exercised or expired
▪	$XX – Mutual fund trade, Fed wire, margin variation Fed wire
▪	$XX – Physical security transaction
▪	$XX – Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges and extraordinary expenses based upon complexity.

Additional Services
▪	Additional fees apply for global servicing.
▪	Sub Advised Funds - $XX per custody account per year
▪	$XX – Segregated account per year
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus 2 unless a line of credit is in place.

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average.
Fees are calculated pro rata and billed monthly.

2016 - Final	2

Amended Exhibit D (continued) to the Custody Agreement – Evermore Funds Trust
Global Sub-Custodial fees at January 1, 2016

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	13.0	$35
Australia	All	1.0	$15
Austria	All	2.0	$20
Bahrain	All	44.0	$115
Bangladesh	All	35.0	$120
Belgium	All	1.5	$25
Benin	All	35.0	$125
Bermuda	All	13.0	$50
Botswana	All	22.0	$40
Brazil	All	8.0	$20
Bulgaria	All	35.0	$65
Burkina Faso	All	35.0	$125
Canada	All	1.0	$5
Cayman Islands*	All	1.0	$10
Channel Islands*	All	1.5	$20
Chile	All	18.0	$50
China	All	11.0	$45
Columbia	All	35.0	$80
Costa Rica	All	13.0	$50
Croatia	All	31.0	$55
Cyprus	All	13.0	$50
Czech Republic	All	11.0	$25
Denmark	All	2.0	$25
Ecuador	All	31.0	$55
Egypt	All	28.0	$65
Estonia	All	6.0	$20
Euromarkets**	All	1.00	$5
Finland	All	2.5	$25
France	All	1.0	$15
Germany	All	1.0	$15
Ghana	All	22.0	$40
Greece	All	8.0	$35
Guinea Bissau	All	44.0	$125
Hong Kong	All	2.0	$20
Hungary	All	22.0	$60
Iceland	All	13.0	$45
India	All	9.0	$85
Indonesia	All	6.0	$70
Ireland	All	2.0	$15
Israel	All	11.0	$30
Italy	All	2.0	$25
Ivory Coast	All	35.0	$125
Japan	All	1.0	$10
Jordan	All	35.0	$100
Kazakhstan	All	53.0	$120
Kenya	All	26.0	$40
Kuwait	All	35.0	$120
Latvia	Equities	13.0	$60
Lebanon	All	22.0	$75
Lithuania	All	18.0	$40
Luxembourg	All	4.0	$20
Malaysia	All	3.5	$40
Mali	All	35.0	$125
Malta	All	20.0	$60
Mauritius	All	26.0	$80
Mexico	All	2.0	$10
Morocco	All	31.0	$80
Namibia	All	26.0	$40
Netherlands	All	2.0	$15
New Zealand	All	2.5	$25
Niger	All	35.0	$125
Nigeria	All	26.0	$40
Norway	All	2.0	$25
Oman	All	45.0	$115
Pakistan	All	26.0	$80
Peru	All	39.0	$85
Philippines	All	5.0	$40
Poland	All	13.0	$25
Portugal	All	5.5	$40
Qatar	All	40.0	$115
Romania	All	31.0	$80
Russia	Equities	33.0	$165
Senegal	All	35.0	$125
Singapore	All	2.0	$20
Slovak Republic	All	22.0	$90
Slovenia	All	22.0	$90
South Africa	All	2.0	$10
South Korea	All	5.5	$10
Spain	All	1.0	$15
Sri Lanka	All	13.0	$50
Swaziland	All	26.0	$40
Sweden	All	1.0	$25
Switzerland	All	1.0	$25
Taiwan	All	13.0	$65
Thailand	All	3.5	$25
Togo	All	35.0	$125
Tunisia	All	35.0	$40
Turkey	All	11.0	$10
UAE	All	40.0	$105
United Kingdom	All	1.0	$5
Ukraine	All	21.0	$30
Uruguay	All	45.0	$55
Venezuela	All	35.0	$100
Vietnam	All	20.0	$85
Zambia	All	26.0	$40
Zimbabwe	All	26.0	$40

* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.

** Tiered by market value:<$5 billion: 1bp, >$5 billion and <$10 billion: .75 bps; >$10 billion: .50 bps.

** Euromarkets - Non-Eurobonds: Surcharges vary by local market.

*Safekeeping and transaction fees are assessed on security and currency transactions.

2016 - Final	3

Amended Exhibit D (continued) to the Custody Agreement – Evermore Funds Trust
Additional Global Sub-Custodial Fees at January 1, 2016

Base Fee - A monthly base fee per account (fund) will apply based on the number of foreign securities held.
▪	1-25 foreign securities: $XX
▪	26-50 foreign securities: $XX
▪	Over 50 foreign securities: $ XX
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $XX per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

2016 - Final	3